Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Southwall Technologies, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2008, relating to the consolidated financial statements and financial schedule of Southwall Technologies, Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Burr, Pilger & Mayer LLP
Palo Alto, California
November 12, 2008